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                                   Exhibit 11

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

                                                                     Year Ended December 31,
                                                               -----------------------------------

                                                             1995                       1994                     1993
EARNINGS
--------
Earnings (Loss) Before
Cumulative Effect of Change
in Accounting Principle                                     $ 5,634,516              $ 4,374,374               $ (2,817,527)

Cumulative Effect of Change in
Accounting Principle                                                ---                      ---                  1,500,000
                                                            -----------              -----------               ------------
Net Earnings (Loss)                                         $ 5,634,516              $ 4,374,374               $ (1,317,527)
                                                            ===========              ===========               ============

SHARES
------
Weighted Average Number of
Common Shares Outstanding                                     4,724,489                4,710,966                  4,701,966
(See Note)

Additional Shares Assuming
Conversion of Stock Options                                      39,002                   47,122                        ---
                                                            -----------              -----------               ------------
Weighted Average Common Shares
Outstanding and Equivalents                                   4,763,491                4,757,867                  4,701,966
                                                            ===========              ===========               ============


PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings (Loss) Before
Cumulative Effect of Change
in Accounting Principle                                     $      1.18              $       .92               $       (.60)

Cumulative Effect of Change
in Accounting Principle                                             ---                      ---                        .32
                                                            -----------              -----------               ------------
Net Earnings (Loss)                                         $      1.18              $       .92               $       (.28)
                                                            ===========              ===========               ============

     Note: All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.